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                                LEASE EXTENSION
                            DATED DECEMBER 5, 1996

                    EXTENSION TO LEASE DATED MARCH 1, 1996
                    BETWEEN BOBWHITE MEADOW, L.P. (LESSOR)
                     AND FARALLON COMPUTING, INC. (LESEE)

The Lease is amended by restating paragraphs 2 (page 1) and 5 (page 4) to read as follows:

2.  LEASE TERM

      (a) The term of this Lease is for one year, (12 months). The term of this Lease shall commence on the first day of July 1997 (the "Commencement Date"), and shall end on the thirtieth day of June 1998, both dates inclusive (see paragraph 5).


5.  OPTION TO EXTEND TERM

      "Lessee and Lessor shall meet on or before December 30, 1997 which is six months prior to the expiration date of this lease (June 30, 1998) to determine either the extension or termination of this lease. Lessee may have a grace period of up to two (2) months from December 30, 1997 in which to finalize the decision to cancel or renew. Lessee shall be required to give six (6) months notice of termination to the Lessor. If the Lessee utilizes any portion of the grace period, this term of this lease will automatically be extended a like period in order to allow the Lessor to have six (6) months notice."


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/s/ Becky Campbell
____________________________(LESSOR)

Bobwhite Meadow LP
____________________________Company Name

/s/ Alan Lefkof
____________________________(LESSEE)

Farallon Communications
____________________________Company Name